UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

PRISM TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Pursuant to resolutions adopted by the Board of Directors of Prism Technologies Group, Inc.(“Prism Group”), the 2016 annual meeting of stockholders will be held on December 29, 2016, at 9:00 am local time, at 101 Parkshore Dr., Folsom CA 95630 for the following purposes:

1.     To elect one Class II director to hold office for a three year term and until his successor is elected and qualified;

2.     To hold an advisory vote to approve named executive officer compensation;

3.     To consider and ratify the appointment of Ernst & Young LLP as Prism Group’s independent registered public accounting firm for the year ending December 31, 2016;

4.     To approve an amendment to our certificate of incorporation effecting a reverse stock split of our issued and outstanding shares of Common Stock at a ratio to be determined by the Board of Directors; and

5.     To transact such other business as may properly be considered at the annual meeting.

Stockholders of record at the close of business on October 31, 2016 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: November 2, 2016	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary